UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A


          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [XX]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]	Preliminary Proxy Statement
[  ]	Confidential, for use of the Commission Only
[  ]	Definitive Proxy Statement
[XX]	Definitive Additional Materials
[  ]	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Commission File No. 0-2673


                        Navarre-500 Building Associates
              (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement,
                          if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[  ] No fee required

[XX]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

        1) Title of each class of securities to which transaction applies:.Participations.

        2)      Aggregate number of securities to which transaction applies:
        $3,200,000 original investment amount.

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined): The fee is equal to 1/50th of 1% of the assumed fair market value of the Property, which is presumed to be the aggregate of the cash to be received by the Registrant.

	4)	Proposed maximum aggregate value of transaction: $40,000,000.

        5)      Total fee paid:. $8,000.


[  ]	Fee paid previously with preliminary materials.

[  ]	Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

        2)      Form, Schedule or Registration Statement No.: Schedule 14A.

	3)	Filing Party: Registrant

	4)	Date Filed: October 16, 1998



                       NAVARRE - 500 BUILDING ASSOCIATES
                            c/o Wien & Malkin LLP
                             60 East 42nd Street
                           New York, NY 10165-0015
                          Telephone (212) 687-8700
                          Telecopier (212) 986-7679








                                       August 19, 1999



TO NON-CONSENTING PARTICIPANTS IN NAVARRE-500 BUILDING ASSOCIATES:

        Consents have now been received from almost 80% of the Participants in all Groups in response to the Agents' July 15, 1999 letter and Statement recommending the program for joint sale and allocation of proceeds.

	We have not yet received your consent, and we strongly recommend that you consent to the program. A duplicate consent form is enclosed for your convenience. Please promptly sign and return the consent in the self-addressed envelope.

	Should you have any question, please call one of my partners in Wien & Malkin LLP, Alvin Silverman, Stanley Katzman, or Thomas N. Keltner, Jr.



                                       Very truly yours,




                                       Peter L. Malkin